Exhibit 3

9 December 2004

Manager Companies

Company Announcements Office

Australian Stock Exchange Ltd

Level 4, Stock Exchange Centre

20 Bridge St

Sydney NSW 2000

Dear Sir

Presentation by Rinker management to Analysts — USA 8 December 2004

Please find attached presentations delivered by various members of the management of Rinker to analysts and fund managers during a tour of the Rinker Material’s operations in Orlando Florida USA on 8 December (US EST).

Yours faithfully

Luke Keighery

Manager Investor Services

Rinker Group Limited ABN 53003433118

Level 8, Tower B, 799 Pacific Highway, Chatswood NSW 2067 PO Box 5697, West Chatswood NSW 1515

Telephone (02) 9412 6600 Facsimile (02) 9412 6666

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Forward-looking statements

This presentation contains a number of forward-looking statements. Such forward-looking statements are not guarantees of future results or performance and involve risks, uncertainties and other factors, including: the general economic and business conditions in the United States and Australia; trends and business conditions in the building and construction industries; the timing and amount of federal, state and local funding for infrastructure; competition from other suppliers in the industries in which Rinker operates; changes in Rinker’s strategies and plans regarding acquisitions, dispositions and business development; Rinker’s ability to efficiently integrate past and future acquisitions; compliance with, and potential changes to, governmental regulations related to the environment, employee safety and welfare and other matters related to Rinker; changes in interest rates, weather and other natural phenomena, energy costs, pension costs; healthcare costs; and other risks and uncertainties identified in our filings with the Australian Stock Exchange and the U.S. Securities and Exchange Commission.

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Rinker Group Limited

Tom Burmeister

Chief Financial Officer

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Financial Capability

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Financial Strategy Financial

•     The role is to provide maximum flexibility and agility to facilitate business initiatives …

… to seize value creation opportunities

•     Pursue capital management balance consistent with A- / BBB+ median ratios

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Local Currency

Intrinsic value is created in local currency:

•     The revenues and costs for each of Rinker’s businesses are virtually all in local currencies:

•     for Rinker Materials, in US dollars

•     for Readymix businesses, in Australian dollars

•     Readymix profitability and cashflow generation in Australia supports current dividend levels (at full franking)

•     Debt to be sourced in the currency to match growth needs — basically US dollars

•     Virtually no cross currency cash movements — no realised exchange exposure

•     Only visible impact is accounting translation

•     US$ most appropriate for consolidated financial reporting

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Debt Mix and Profile Debt

Year Ended 31/3/03	Half Year Ended 30/9/04
US$1,213m Total Debt	US$941m Total Debt

[CHART]	[CHART]

Maturity Profile as at 30 September 2004

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Capital Ratios and Measures

Net Debt	As at
US$ millions	30 Sept 04
Gross debt	$941
Cash assets	(439)
Net Debt	$502

Net Finance Expense	Half yr to
US$ millions	30 Sept 04
Interest Expense	23.1
Interest Income	(7.6)
Net Interest	15.5
Funding Costs	3.2
Net Finance Expense	$18.7

	31 Mar 04	30 Sept 04
Net Debt / Total Capital(1)	20.9%	17.5%
Net Debt / Equity(2)	26.4%	21.2%
Net Debt / EBITDA(3)	0.8	0.6
EBIT / Net Interest(4)	11.5	17.3
FFO / Net Debt(5)	88%	118%

Notes:

1)     Defined as net debt divided by net debt plus shareholders’ funds;

2)     Defined as net debt divided by shareholders’ funds;

3)     Defined as net debt divided by EBITDA for the year ended on the relevant balance date;

4)     Defined as EBIT divided by net interest, both for the year ended on the relevant balance date; and

5)     Defined as FFO (being PAT plus depreciation & amortisation) for the year ended on the relevant balance date divided by net debt.

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Covenant Compliance

Rinker is easily in compliance with its financial covenants.

EBITDA / Net Interest	Net Debt / EBITDA

[CHART]	[CHART]

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Credit Ratings

•     We are comfortable with our existing ratings, and intend to maintain investment grade:

•	Moodys:	A3
•	S&P:	BBB+
•	Fitch:	A-

•     We do not target a particular minimum rating per se

•     Rinker’s credit ratios are strong compared with historical averages for our ratings:

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Dividends

•      Steady progression in dividends

•      YEM 04 final dividend increased 14%

•      YEM 05 interim dividend increased 17%

•      Last three declarations fully franked

Interim	Final	Total Year

[CHART]	[CHART]	[CHART]

Dividend yield:	2.6%	2.0%
Payout Ratio:(2)	32%	31%

Notes:

1)     Using YEM03 & YEM04 year end share prices of A$4.93 and A$6.95 respectively

2)     Calculated as dividends declared for that fiscal year divided by NPAT for the relevant year

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Capital Management Considerations

•      Dividends:

•      Currently 100% franked

•      Declaration to maximum Australian tax paid supports franking %

•      Differentiated value to various segments of shareholders

•      Buyback:

•      Currently approved program up to 10%

•      On market buyback flexibility accommodates both growth and capital management

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Taxes

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Tax Expense Trends

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Readymix (Australia) EBIT growth from 4% to 20% of total

One time US tax provision for YEM03 with finalisation of returns

* Represents income tax expense related to ordinary activities divided by profit from ordinary activities before income tax.

•      Future years will benefit from new US legislation — American Jobs Creation Act (Domestic Manufacturing Relief portion)

•      Implemented in three steps:

•      YEM 06-07 — 3% reduction …. Worth about one percentage point on U.S. income … somewhat less on consolidated rate

•      YEM 08-09 — second 3% reduction

•      YEM 10 and beyond — final 3% reduction

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Financial Reporting

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Sarbanes Oxley 404 Implementation

•     In pursuing registration with SEC, believed that shareholders place value on Sabanes — Oxley certifications

•      As a foreign filer….

•      Section 302 and 906 certifications filed with YEM04 20-F

•      Section 404 not required until YEM 06

•      Plan to provide 404 certification with YEM05 20-F …
essentially in line with U.S. peers with December year-ends

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International Financial Reporting Standards Transition

•      Rinker will be required to comply with Australian equivalents for International Financial Reporting Standards (A-IFRS) in YEM06

•      Much closer alignment with U.S. GAAP

•      Currently reconciliation in footnote 37 of 20-F financial statements

•      Plan to provide an assessment of impact with YEM 05 financial statements

•      Primary change … discontinue amortization of goodwill (YEM 04 US$56M)

•      For some other changes, transitional adjustment will be to Retained Earnings rather than current year profit

•      Example: Pension / Superannuation liability

•      Reporting currency must be selected. Rinker intends to report solely in U.S. dollars

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Financial Reporting Transparency

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Rinker Group Limited

Ira Fialkow

Vice President Shared Services

Shared Services

What is Shared Services?

“The bundling of support services into a separate organization, which in turn, treats those services as its own core business”

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What Makes Shared Services Different from Central or Decentral Services?

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Rinker Shared Services

The Shared Services Model is a perfect fit for the value-adding growth and improve base performance strategy

Strategy Element		Shared Service Fit
1.	Achieve the #1 or #2 market positions in regional markets	1.	Model allows managers to focus on core business issues while support services deliver world class systems and easy access to key information.

2.	Overall cost leadership	2.	Shared Services benchmarks 1st quartile globally in almost every key cost measure.

3.	Continue value adding growth through acquisitions	3.	Relatively easy and cost effective acquisition integration. Each instance has been lower than existing cost of acquired organization and has lowered unit cost to heritage organization.

4.	Continued performance improvement	4.	Overall unit costs have decreased every year since 1997. OIP targets are aggressively attacked and usually achieved.

5.	Talented people with a high performance ethic	5.	Our people are customer, quality, and cost focused. They enjoy what they do and it comes through in high performance results.

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Rinker Shared Services

Information Technology

•      Distributed Systems (e.g. PC’s, Help Desk)

•      Communications (e.g. networks)

•      Data Center

•      E-Commerce

•      Application Support

Business Services

•      QTC — Cash Application

•      QTC — Cash Control

•      POP — Accounts Payable

•      PBR — Financial Acct.

•      Payroll

•      Imaging

•      Master Data

Human Resources

•      People Development

•      Succession Planning

•      Health & Welfare Plans

•      Retirement Plans

•      Benefits Administration

•      Industrial Relations

•      Executive Compensation

•      Incentive Plan Design

End-to End Process Leadership

Standardized Processes — One System (SAP)

Acquisition Integration

Manage Outsourcing Relationships

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Why Shared Services for Rinker?

An infrastructure of People, Processes and Technology that can be leveraged across the base business as well as further leveraged with growth, gives Rinker a competitive advantage.

Leverage Impact to Legacy Businesses	Leverage Impact on IT Cost

[CHART]	[CHART]

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Global System Standards Reduce Complexity & Cost

STRATEGIC / INFORMATIONAL
Data Warehousing Budgeting / Forecasting Reporting	Microsoft Adaytum BIA - Crystal Enterprise

eBUSINESS
Internet	Microsoft
Intranet	Microsoft
Extranet	Haht

TRANSACTIONAL
Core Transactional System	SAP - 3.1i
Project Oriented Business units	Timberline
Aggregate - Asphalt Dispatch	JWS - McLeod
Readymix Dispatch	Command Alkon
Transportation Management	Loadmaster
Imaging	Loadmaster
H/R - Payroll	SAP 4.7
Time & Attendance	Kronos
Steel Detailing/ Rebar	ASA
geContract Management	Contraxx

User Support
Help Desk	Remedy
Project Management	Lotus Notes

DATA CENTER
Hardware	HP Unix
Dell NT
EMC Storage
Data ba se	SQL NT
Oracle Unix
Monitoring	NT -Argent
pUnix - HP OpenView
NETWORK & SECURITY
Network - Se curity
Firew all	Checkpoint
Internet Filtering	Websense
Email Filtering	Mailsweeper
WAN Core Routers	Cisco
WAN Data Circuits	MCI
LAN	Windows 2000
Anti-Virus	Norton
Patch Management	SUS
Software Delivery	SMS

DESKTOP & PRINTERS
Desktop
Operating	Windows 2000
Office	Office 2000
PC	Dell - GX270
Laptop	Dell D600
Printers
Report Printing	HP Unix
Ticket Printing	Okidata - Zebra

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Managing and Integrating Acquisitions

250+ locations since 1999

[CHART]

1999	# of Sites	2000	# of Sites	2001 - 2002	# of Sites	2003	# of Sites	2004	# of Sites
Jan-99		Feb-00		Jan-01		Feb-03		Feb — Aug 04
N Las Vegas Block	1	Fla Rock -Ft. Myers	2	American Precast	1	Solano	5	Arizona Locations	120
Gornowich Aggregates	1	Jul-00		Feb-01		PacRock	11	Loven -Tenn.	9
Mar-99		Setco	1	American Limestone	19	Callaway Concrete	1	Tualatin -Or	1
Union Sand 1	1	Sep-00		Mar-01		Jun-03
Tarmac (Tampa Block)	1	Leppert	1	Wilson Concrete	9	West Quarries Group	6	Panhandle -Fla	7
Standard Sand	4	Dec-00		Bay Concrete	1	Dec-03
Kennedy Concrete	3	Florida Crushed Stone	14	Dura-crete	3	Yuma Contracting	1
Jul-99				Jul-01
TXI -Louisiana	7			Southern Culvert	4
Deleware Pipe	2			Lafayette Prestress	1
Nov-99				Dolese (Oklahoma Prestress)	1
Morr-Tex	1			Nov-01
Sealy	1			Mid Coast Concrete	4
				Mar 01 — Mar 02
				New England Pipe	5
				Hansen -Las Vegas	8
				Cemex -Kentucky Quarries	6

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Delivering Self-Service to our Customers

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Attributes of a Successful Shared Services Organization

Takes ownership and accountability — Is its own business

Is market competitive

 Service & support that goes beyond traditional functional focus

Ability to manage outsourced relationships so they are transparent to the organization

Serves up a cost efficient “buffet” of services to be leveraged by the entire organization to replace site or division specific “room service” or “a la carte” cost models

Continuous improvement is expected and delivered

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Shared Services

Questions?

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